UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    March 5, 2004

NATIONAL VISION, INC.
(Exact name of registrant as specified in its charter)

Commission File No: 0-20001

Georgia	58-1910859
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

296 Grayson Highway
Lawrenceville, Georgia 30045
(Address of principal executive offices)

(770)-822-3600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.        OTHER EVENTS.

          The Company announced that its 2004 annual meeting of shareholders will be held on June 29 at 11:00 a.m. at the corporate offices of the Company located at 296 Grayson Highway, Lawrenceville, Georgia. The record date for the meeting has been set for May 3, 2004.

          In addition, the Company has, effective March 5, 2004, changed its transfer agent and its rights agent to American Stock Transfer & Trust Company. The Company has also amended its shareholder rights plan to, among other matters, provide that “Continuing Directors”, as defined in the shareholder rights plan, consist of the directors of the Company as of July 1, 2001 and any future directors that are approved or recommended by the Continuing Directors.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Agreement of Substitution and Third Amendment dated as of March 5, 2004, by and between National Vision, Inc. and American Stock Transfer & Trust Company, a New York banking corporation .

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL VISION, INC.

Date: March 22, 2004	By: /s/ Mitchell Goodman
Mitchell Goodman Senior Vice President, General Counsel and Secretary